As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-74909

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State of other jurisdiction of incorporation or organization)

46-0391436
(I.R.S. Employer Identification No.)

520 MAIN AVENUE
FARGO, NORTH DAKOTA 58124-0001
(Address of Principle Executive Offices and Zip Code)

COMMUNITY FIRST BANKSHARES, INC.
DEFERRED COMPENSATION PLAN FOR MEMBERS OF THE BOARD OF DIRECTORS
COMMUNITY FIRST BANKSHARES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Full title of the Plans)

KEVIN F. AMES
Executive Vice President and Chief Financial Officer
1450 Treat Boulevard
Walnut Creek, California 94597
(808) 525-7000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Rodney R. Peck
Pillsbury Winthrop LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
SIGNATURES

TERMINATION OF REGISTRATION

     This Post-Effective Amendment relates to the Registration Statement on Form S-8, Registration Statement No. 333-74909 filed on March 23, 1999, as it pertains to the Common Stock of Community First Bankshares, Inc., associated with Participations in the Community First Bankshares, Inc. Deferred Compensation Plan for Member of the Board of Directors and Community First Bankshares, Inc. Supplemental Executive Retirement Plan.

     The undersigned Registrant hereby removes and withdraws from registration all securities of Community First Bankshares, Inc. registered pursuant to this Registration Statement which remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 2, 2004.

COMMUNITY FIRST BANKSHARES, INC.
By:	/s/ Kevin F. Ames
Kevin F. Ames, Executive Vice President
and Chief Financial Officer